Exhibit 99.2

Enphase Energy Announces Pricing of $120 Million of 1.00% Convertible Senior Notes Due 2024

FREMONT, Calif., May 31, 2019 — Enphase Energy, Inc. (NASDAQ:ENPH) today announced the pricing of $120 million aggregate principal amount of 1.00% convertible senior notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Enphase also granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $12 million aggregate principal amount of the Notes to cover over-allotments, if any. The sale of the Notes to the initial purchasers is expected to settle on June 5, 2019, subject to customary closing conditions, and Enphase estimates that it will receive approximately $115.9 million in net proceeds (or $127.5 million if the initial purchasers exercise their option to purchase additional notes in full) after deducting the initial purchasers’ discount and estimated offering expenses payable by Enphase.

The Notes will bear interest at a rate of 1.00% per year. Interest will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2019. The Notes will mature on June 1, 2024, unless earlier converted or repurchased in accordance with their terms. Enphase may not redeem the Notes prior to the maturity date.

The initial conversion rate for the Notes is 48.7781 shares of our common stock per $1,000 principal amount of the Notes (which is equivalent to an initial conversion price of approximately $20.50 per share of our common stock). The initial conversion price represents a premium of approximately 30% to the $15.77 per share closing price of Enphase common stock on May 30, 2019. Prior to the close of business on the business day immediately preceding December 1, 2023, the Notes will be convertible at the option of the noteholders only under certain circumstances and during certain periods as set forth in the indenture for the Notes. Thereafter, until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible at the option of the noteholders at any time regardless of these requirements. Upon conversion, the Notes may be settled in cash, shares of Enphase common stock or a combination thereof, at Enphase’s election.

In connection with the pricing of the Notes, we entered into convertible note hedge transactions with certain of the initial purchasers of the Notes and/or their respective affiliates (the “hedge counterparties”). The convertible note hedge transactions are expected generally to reduce potential dilution to our common stock upon any conversion of the Notes and/or offset any cash payments we are required to make in excess of the principal amount of converted Notes, as the case may be. We also expect to enter into warrant transactions with the hedge counterparties. The warrant transactions could separately have a dilutive effect to the extent that the market value per share of our common stock exceeds the strike price of the warrants. The strike price of the warrant transactions will initially be approximately $25.23 per share, which represents a premium of approximately 60% over the last reported sale price of Enphase common stock of $15.77 per share on May 30, 2019 and is subject to certain adjustments under the terms of the warrant transactions. If the initial purchasers exercise their option to purchase additional Notes, we expect to enter into additional convertible note hedge transactions and additional warrant transactions with the hedge counterparties.

We expect that, in connection with establishing their initial hedge of the convertible note hedge transactions and warrant transactions, the hedge counterparties or their respective affiliates may enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock at that time.

In addition, the hedge counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the Notes.

Enphase expects to use $5.9 million of the net proceeds (or $6.5 million if the initial purchasers exercise their option to purchase additional notes in full) from the offering of the Notes to pay the cost of the convertible note hedge transactions described above (after such cost is partially offset by the proceeds to Enphase from the sale of the warrants described above).

Concurrently with the offering of the Notes, we entered into separate and privately negotiated transactions with certain holders of our 4.00% Convertible Senior Notes due 2023 (the “2023 Notes”) to repurchase $60 million aggregate principal amount of the outstanding 2023 Notes. The related consideration for the repurchase of the 2023 Notes will consist of 10,801,080 shares of our common stock in the aggregate, which is approximately equal to the number of shares of common stock underlying the 2023 Notes being repurchased, and a cash amount of $6.0 million in the aggregate for the 2023 Notes being repurchased (each, a “2023 Notes Repurchase Transaction” and, collectively, the “2023 Notes Repurchase Transactions”). A portion of the proceeds of the offering of the Notes are expected to be used to pay such cash amounts. The terms of each separate 2023 Notes Repurchase Transaction, including the cash amount, have been individually negotiated with each holder of 2023 Notes being repurchased, and the 2023 Notes Repurchase Transactions are subject to factors including the market price of our common stock and the trading price of our 2023 Notes. The issuance of the shares of common stock in connection with each 2023 Notes Repurchase Transaction will be made pursuant to Section 4(a)(2) of the Securities Act. The repurchase of our 2023 Notes in the 2023 Notes Repurchase Transactions could affect the market price of our common stock. Enphase also expects that holders of the 2023 Notes that sell their 2023 Notes in the 2023 Notes Repurchase Transactions may purchase or sell shares of our common stock in the market to hedge their exposure in connection with these transactions. This activity could affect the market price of our common stock.

Enphase intends to use the remaining net proceeds from the offering of the Notes for general corporate purposes, which may include the repayment of indebtedness, working capital, and potential acquisitions and strategic transactions. However, Enphase currently has no commitments with respect to any such acquisitions or other strategic transactions.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes, the 2023 Notes or the shares of our common stock issuable upon conversion of the Notes, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The Notes and the shares of our common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering of the Notes is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

About Enphase Energy, Inc.

Enphase, a global energy technology company, delivers smart, easy-to-use solutions that connect solar generation, storage and management on one intelligent platform.

Forward-Looking Statements

This announcement contains certain forward-looking statements based on Enphase’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including the anticipated use of the net proceeds from the offering of the Notes, the consummation of the offering of the Notes, the completion of the convertible note hedge transactions and the warrant transactions, the completion of the 2023 Notes Repurchase Transactions (including related timing), and that address activities or results that Enphase plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, are forward-looking statements. Actual events may differ materially from those expressed or implied by these forward-looking statements, including the possibility that Enphase does not consummate the offering of the Notes, which could differ based upon market conditions or for other reasons related to our business; that Enphase does not complete the convertible note hedge transactions and warrant transactions; that Enphase does not complete the 2023 Notes Repurchase Transactions; changes in the anticipated use of the net proceeds of the offerings, which could change as a result of market conditions or for other reasons related to Enphase’s business and the impact of general economic, industry or political conditions in the United States or internationally. For a discussion of factors affecting Enphase’s business and prospects, see our annual, quarterly and other reports filed with the Securities and Exchange Commission. Enphase undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

Enphase Contacts:

Christina Carrabino

Investor Relations

ir@enphaseenergy.com

+1-707-763-4784, x7354